EXHIBIT (g)(2)
                                                                  --------------


                            Power Point Presentation


NOTE TO EDGAR USERS:

THE FOLLOWING DOES NOT CONSTITUTE AN OFFER TO PURCHASE ANY SECURITIES OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, PURSUANT TO THE EXCHANGE OFFERS OR OTHERWISE. THE OFFERS TO EXCHANGE PREFERRED SHARES FOR INTERESTS ARE MADE SOLELY BY THE PROSPECTUS AND LETTERS OF TRANSMITTAL RELATING TO THE OFFERS, WHICH CONTAIN THE FULL TERMS AND CONDITIONS OF THE OFFERS, INCLUDING DETAILS OF HOW THE OFFERS MAY BE ACCEPTED. BERKSHIRE INCOME REALTY HAS FILED TENDER OFFER STATEMENTS CONTAINING THE PROSPECTUS AND OTHER RELATED DOCUMENTATION. FREE COPIES OF THE TENDER OFFER STATEMENTS ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. INTEREST HOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENTS AND THE PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION.


         Berkshire Income Realty, Inc.

                  9% Series A Cumulative

                  Redeemable Preferred Stock

         Berkshire Income Realty, Inc.

                  The Company

                  A newly formed REIT

         Berkshire Income Realty, Inc.

         o   An affiliate of Krupp Funds Group

         o Goal to acquire, own and operate multi-family residential properties

         o   A new REIT

         o   Controlled by Douglas Krupp and George Krupp

         o   Contributing 5 multi-residential properties

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         Berkshire Income Realty, Inc.

                  What are we doing?

         Exchange Offering Highlights

         o We are offering an opportunity to investors to exchange all or part of their interests in the 6 mortgage funds for shares of a 9% Series
             A Cumulative Preferred Stock in a new REIT

         o   Higher yield

         o   Greater Liquidity listed on the American
             Stock Exchange under the symbol BIR

         o   No commission or transaction fees

         Exchange Offering Highlights

         o   Non callable until February 15, 2010
             (provides call protection for 7 years)

         o Offer expires on February 20, 2003 unless extended

         o No minimum number of Interests required to exchange

         o   Able to exchange part of Interests

         o Not able to purchase additional shares for cash at the time of offering.


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

         Dividends

         o Cash Dividends paid at an annual rate of 9% on the $25.00 liquidation preference

         o   $2.25 annualized, $0.5625 payable quarterly

         o Senior position dividends must be paid to preferred stock before any dividends paid on the Company's common stock

         o   Paid February 15, May 15, August 15, and
             November 15 of each year.

         o Cumulative dividends will accrue whether or not they are authorized or declared by us.


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

         Berkshire Income Realty, Inc.

         o   Why Preferred Shares?

                 - Predictable, fixed payment of
             dividends

                 - Fewer risks than common stock and
             limited partnership interests because the 9% must be paid before any dividends to common stock holders


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

         Berkshire Income Realty, Inc.

                  Mortgage Fund Information

         Names of the Mortgage Funds

         o    6 Current Krupp Mortgage Funds

              -    Krupp Government Income Trust

              -    Krupp Government Income Trust II

              -    Krupp Insured Plus Limited Partnership

              -   Krupp Insured Mortgage Limited Partnership

              -   Krupp Insured Plus III Limited Partnership

              -   Krupp Insured Plus II Limited Partnership

         Abbreviations

         o      BIR - Berkshire Income Realty, Inc.

         o      REIT - Real Estate Investment Trust

         o      GIT - Krupp Government Income Trust

         o      GIT2 - Krupp Government Income Trust II

         o      KIP - Krupp Insured Plus Limited Partnership also called K1

         o      KIM - Krupp Insured Mortgage Limited Partnership

         o      KIP3 - Krupp Insured Plus III Limited Partnership also called K3

         o      KIP2 - Krupp Insured Plus II Limited Partnership also called K2


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

         VALUATIONS

         o   Net Asset Valuations            o     BIR Purchase Price

         GIT   $3.96 per share               GIT   $3.71 per share

         GIT2  $6.86 per share               GIT2  $6.25 per share

         KIM   $1.96 per unit                KIM   $1.88 per unit

         KIP   $3.00 per unit                KIP   $2.80 per unit

         KIP3  $1.91 per unit                KIP3  $1.79 per unit

         KIP2  $1.05 per unit                KIP2  $1.05 per unit


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

         Berkshire Income Realty, Inc.

         Conversion Rate Calc.          Conversion Rate

         GIT      $3.71/$25.00          =      0.1481

         GIT2     $6.25/$25.00          =      0.2500

         KIM      $1.88/$25.00          =      0.0750

         KIP      $2.80/$25.00          =      0.1120

         KIP3     $1.79/$25.00          =      0.0717

         KIP2     $1.05/$25.00          =      0.0420


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

         Berkshire Income Realty, Inc.

                  What have the current mortgage
                        funds paid?


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



KRUPP GOVERNMENT INCOME TRUST

                                                                          YIELD NET
                                                                          INCOME FOR
                                                                          PAST 4         10-YEAR
               QUARTERLY                                  AVERAGE         QUART BASED    US
               DIST PER       DISTRIBUTED   RETURN OF     NAV (PAST       ON AVER        TREASURY
DIST DATE      UNIT/SHARE     CASH FLOW     CAPITAL       4 QUARTERS)     NAV            NOTE
---------      ----------     -----------   ---------     -----------     -----------    --------
2002           $   0.74       $   0.57      $   0.23      $    5.35       9.54%          3.88%
2001           $   0.68       $   0.59      $   0.09      $    8.54       6.91%          4.73%
2000           $   0.68       $   0.59      $   0.09      $    8.94       6.60%          5.89%
1999           $   1.15       $   0.68      $   0.47      $    9.94       6.79%          5.88%
1998           $   1.30       $   0.94      $   0.37      $   12.74       7.34%          5.20%
AVERAGE                                                                   7.44%          5.12%

KRUPP GOVERNMENT INCOME TRUST II

                                                                          YIELD NET
                                                                          INCOME FOR
                                                                          PAST 4         10-YEAR
               QUARTERLY                                  AVERAGE         QUART BASED    US
               DIST PER       DISTRIBUTED   RETURN OF     NAV (PAST       ON AVER        TREASURY
DIST DATE      UNIT/SHARE     CASH FLOW     CAPITAL       4 QUARTERS)     NAV            NOTE
---------      ----------     -----------   ---------     -----------     -----------    --------
2002           $   0.76       $   0.60      $   0.30      $    7.31       8.21%          3.88%
2001           $   0.96       $   0.81      $   0.15      $   10.33       7.84%          4.73%
2000           $   0.96       $   0.84      $   0.12      $   11.16       7.53%          5.80%
1999           $   1.25       $   0.82      $   0.43      $   13.42       6.11%          5.88%
1998           $   1.25       $   1.00      $   0.25      $   14.45       6.92%          5.20%
AVERAGE                                                                   7.33%          5.12%


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

KRUPP INSURED PLUS

                                                                          YIELD NET
                                                                          INCOME FOR
                                                                          PAST 4         10-YEAR
               QUARTERLY                                  AVERAGE         QUART BASED    US
               DIST PER       DISTRIBUTED   RETURN OF     NAV (PAST       ON AVER        TREASURY
DIST DATE      UNIT/SHARE     CASH FLOW     CAPITAL       4 QUARTERS)     NAV            NOTE
---------      ----------     -----------   ---------     -----------     -----------    --------
2002           $   0.40       $   0.22      $   0.18      $    3.27       6.73%          3.88%
2001           $   0.40       $   0.35      $   0.05      $    4.87       7.19%          4.73%
2000           $   0.76       $   0.41      $   0.35      $    5.53       7.41%          5.89%
1999           $   0.76       $   0.48      $   0.28      $    7.28       6.59%          5.88%
1998           $   0.76       $   0.59      $   0.17      $    7.89       7.48%          5.20%
AVERAGE                                                                   7.08%          5.12%


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

KRUPP INSURED MORTGAGE

                                                                          YIELD NET
                                                                          INCOME FOR
                                                                          PAST 4         10-YEAR
               QUARTERLY                                  AVERAGE         QUART BASED    US
               DIST PER       DISTRIBUTED   RETURN OF     NAV (PAST       ON AVER        TREASURY
DIST DATE      UNIT/SHARE     CASH FLOW     CAPITAL       4 QUARTERS)     NAV            NOTE
---------      ----------     -----------   ---------     -----------     -----------    --------
2002           $   0.30       $   0.18      $   0.12      $    2.33       6.02%          3.88%
2001           $   0.24       $   0.17      $   0.07      $    2.78       6.13%          4.73%
2000           $   0.39       $   0.29      $   0.10      $    3.34       8.70%          5.80%
1999           $   0.84       $   0.57      $   0.27      $    7.15       7.97%          5.88%
1998           $   0.93       $   0.67      $   0.26      $    9.02       7.43%          5.20%
AVERAGE                                                                   7.25%          5.12%


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

KRUPP INSURED PLUS III

                                                                          YIELD NET
                                                                          INCOME FOR
                                                                          PAST 4         10-YEAR
               QUARTERLY                                  AVERAGE         QUART BASED    US
               DIST PER       DISTRIBUTED   RETURN OF     NAV (PAST       ON AVER        TREASURY
DIST DATE      UNIT/SHARE     CASH FLOW     CAPITAL       4 QUARTERS)     NAV            NOTE
---------      ----------     -----------   ---------     -----------     -----------    --------
2002           $   0.32       $   0.17      $   0.15      $    2.29       7.44%          3.88%
2001           $   0.32       $   0.25      $   0.07      $    3.49       7.16%          4.73%
2000           $   0.54       $   0.27      $   0.27      $    3.83       7.05%          5.89%
1999           $   0.76       $   0.45      $   0.31      $    5.91       7.62%          5.88%
1998           $   0.87       $   0.78      $   0.09      $    9.30       8.39%          5.20%
AVERAGE                                                                   7.68%          5.12%


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

KRUPP INSURED PLUS II

                                                                          YIELD NET
                                                                          INCOME FOR
                                                                          PAST 4         10-YEAR
               QUARTERLY                                  AVERAGE         QUART BASED    US
               DIST PER       DISTRIBUTED   RETURN OF     NAV (PAST       ON AVER        TREASURY
DIST DATE      UNIT/SHARE     CASH FLOW     CAPITAL       4 QUARTERS)     NAV            NOTE
---------      ----------     -----------   ---------     -----------     -----------    --------
2002           $   0.20       $   0.12      $   0.08      $    1.69       7.11%          3.88%
2001           $   0.40       $   0.17      $   0.23      $    2.57       6.63%          4.73%
2000           $   0.40       $   0.21      $   0.19      $    3.04       6.91%          5.89%
1999           $   0.76       $   0.47      $   0.29      $    5.15       9.14%          5.88%
1998           $   1.12       $   0.87      $   0.25      $   10.65       8.17%          5.20%
AVERAGE                                                                   7.59%          5.12%


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

         Berkshire Income Realty, Inc.

         o    5 Year Average Yield

                 GIT      7.44%
                 GIT2     7.33%
                 KIP      7.08%
                 KIM      7.25%
                 KIP3     7.68%
                 KIP2     7.59%

         o    10 Year Average Treasury Yield

                 5.12%


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

         Berkshire Income Realty, Inc.

         Original Investment $20.00 per share/unit
            Distributions received to date:

         o  GIT    $25.00 per share

         o  GIT2   $20.20 per share

         o  KIP    $27.66 per unit

         o  KIM    $26.57 per unit

         o  KIP3   $27.71 per unit

         o  KIP2   $30.19 per unit

         This includes all regular and special
           distributions


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

         Berkshire Income Realty, Inc.

         o    Internal Rate of Return -      o   Internal Rate of Return -
              All Cash                           DRP

         o    GIT =    5.42%                 o   GIT =    6.57%

         o    GIT2 =   4.57%                 o   GIT2 =   6.01%

         o    KIM =    5.38%                 o   KIM =    5.38%

         o    KIP =    5.13%                 o   KIP =    5.98%

         o    KIP3 =   5.82%                 o   KIP3 =   6.07%

         o    KIP2 =   5.72%                 o   KIP2 =   6.05%


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

         Mortgage Fund Distributions for 2003

         o    Distributions Annualized as of February 14, 2003

         o    GIT    =     $0.24 per share

         o    GIT2   =     $0.56 per share

         o    KIP    =     $0.20 per unit

         o    KIM    =     $0.24 per unit*will be reduced to $0.16
              per unit effective 5/14/03

         o    KIP3  =      $0.16 per unit

         o    KIP2  =      $0.20 per unit *fund ending by 3/31/03


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

         Berkshire Income Realty, Inc.

                  Why Should I Participate?????

         Berkshire Income Realty, Inc.

         o   9% Preferred Return

         o   Greater Liquidity due to AMEX listing.

         o Current Mortgage Fund is not allowed to reinvest the proceeds from repayments of mortgage loans.

         o   Resulted in ever-decreasing distributions.

         o   Opportunity to exchange interests into a new REIT.

         o   Quarterly cash dividends

         o   Lower asset management fees

         o   No sales commission or transaction fees for the  investor

         o   Simplified tax return preparation no K-1


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

         Berkshire Income Realty, Inc.

         o   What if I don't participate, what will happen?????

                       NOTHING

                            NOTHING

                                  NOTHING


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

         Berkshire Income Realty, Inc.

         o Investors will still own interests in current mortgage fund


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

         What the investor needs to do

         o   Read the prospectus carefully

         o   Refer to the Letter of Transmittal

         o   Complete if information has changed since
             December 31, 2002.

         o   Sign it

         o   Return to us in the envelope provided

         o No stock certificate needs to be surrendered nor will a stock certificate be issued.


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

         Letter of Transmittal- How to fill out form

         o Box 1- YOUR TENDER - Check one box only. If second box is checked they must insert number of shares to be exchanged.

         o   Box 7-SIGNATURE TO TRANSMITTAL LETTER
             (INCLUDING INVESTOR CERTIFICATIONS
             AND SUBSTITUTE FORM W-9 IN SECTION
             6). Just sign

         o All investor information updated as of December 31, 2002 not September 30, 2002 as stated on form

         o Any question you can't answer have them call us at 1-800-255-7877


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

         Phone Scripts

         o   Live contact phone script

         o   Answering machine phone script


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

         Phone Script - Live Version

         Hello,

              This is ___________, from Krupp Funds Group. I am calling to see if you have received the package concerning our new 9% preferred stock exchange offer.

         (Wait for Response)

              My main reason for calling today is to see if I may answer any questions you have regarding this offer. Do you have any questions that I can answer for you?

         (Answer any Questions)

              To accept the offer all you have to do after reading the prospectus is to sign the Letter of Transmittal and return it in the supplied envelope. If you have any later questions please call us at 1-866-335-7877. Thank you and have a nice day.


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

         Phone Scripts Disclaimer

         o   OPERATORS MUST NOT COMMENT ON
             THE MERITS OF THE OFFERS, MUST
             NOT ADVISE INTEREST HOLDERS
             WHETHER TO ACCEPT OR NOT
             ACCEPT THE OFFERS AND MUST NOT
             PUT INTEREST HOLDERS UNDER ANY
             PRESSURE. ALL INTEREST HOLDERS
             MUST BE ENCOURAGED TO
             CONSULT THEIR PROFESSIONAL
             ADVISORS.

         Phone Script - Answering Machine Version

         Hello,

              This is __________, from Krupp Funds
           Group. I am calling to see if you have received the package concerning our new 9% preferred stock exchange offer. My main reason for calling today is to see if you have any questions regarding this offer. If you haven't received the package or have any questions please call us at 1-866-335-7877.
           To accept the offer all you have to do after reading the prospectus is sign the Letter of Transmittal and return it in the supplied envelope. Thank you and have a nice day.

         Berkshire Income Realty, Inc.

         Questions

         o   __________________________________

         o   __________________________________

         o   __________________________________

         o   __________________________________

         o   __________________________________

         o   __________________________________

         Berkshire Income Realty, Inc.

         o   __________________________________

         o   __________________________________

         o   __________________________________

         o   __________________________________

         o   __________________________________

         o   __________________________________

         Summary

         o   A new investment opportunity

         o   Exchange interests in 6 mortgage funds
             for a 9% Preferred Stock in a newly formed
             Real Estate Investment Trust ("REIT")

         o   Higher & more predictable return than current funds

         o   Daily liquidity due
             to AMEX listing

         Where to Get More Information

         o    Review package that was mailed to investors

                     Includes:

                     - Prospectus

                     - Brochure

               - Cover letter

               - Letter of Transmittal

               - Letter of Instructions

               - 14D-9 (Opinion of General Partner/Trustees)

               - Return postage paid self - addressed envelope


         o   Georgeson employees call us at 1-800-255-7877.

         o   Investors call 1-866-335-7877.

         o   Direct investors to our website for further current fund info

         o   www.kruppfunds.com


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